Schedule 14A
(Rule 14A-101)
Information Required In Proxy Statement
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.    )

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Southern BancShares (N.C.), Inc.

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SOUTHERN BANCSHARES

116 East Main Street
Mount Olive, North Carolina 28365

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Southern BancShares (N.C.), Inc. will be held at 3:00 p.m. on Wednesday, April 16, 2003, at the Goldsboro Country Club located at 1500 South Slocumb Street, Goldsboro, North Carolina.

The purposes of the meeting are:

1.        Election of Directors: To elect 17 directors for one-year terms;

2.        Ratification of Appointment of Independent Accountants: To consider a proposal to ratify the appointment of KPMG LLP as our independent accountants for 2003; and

3.        Other Business: To transact any other business properly presented for action at the Annual Meeting.

You are invited to attend the Annual Meeting in person. However, even if you plan to attend, we ask that you complete, sign and date the enclosed appointment of proxy and return it to us as soon as you can in the enclosed envelope. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign an appointment of proxy, you may still revoke it later or attend the Annual Meeting and vote in person.

This notice and the enclosed Proxy Statement and form of appointment of proxy are being mailed to our shareholders on or about March 21, 2003.

By Order of the Board of Directors

David A. Bean Secretary

SOUTHERN BANCSHARES

116 East Main Street
Mount Olive, North Carolina 28365

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General

This Proxy Statement is dated March 21, 2003, and is being furnished to our shareholders in connection with our solicitation of appointments of proxy in the enclosed form for use at the 2003 Annual Meeting of Shareholders and at any adjournments of the meeting. The Annual Meeting will be held at the Goldsboro Country Club located at 1500 South Slocumb Street, Goldsboro, North Carolina, at 3:00 p.m. on Wednesday, April 16, 2003.

In this Proxy Statement, the terms “you,” “your” and similar terms refer to the shareholder receiving it. The terms “we,” “us,” “our” and similar terms refer to Southern BancShares (N.C.), Inc. Our banking subsidiary, Southern Bank and Trust Company, is referred to as the “Bank.”

Solicitation and Voting of Proxies

A form of “appointment of proxy” is included with this Proxy Statement that names R. S. Williams, W. A. Potts, and John N. Walker to act as your “Proxies” and vote your shares at the Annual Meeting. We ask that you sign and date an appointment of proxy and return it to us in the enclosed envelope so that your shares will be represented at the Annual Meeting.

If you sign an appointment of proxy and return it to us before the Annual Meeting, the shares of our voting securities you hold of record will be voted by the Proxies according to your instructions. If you sign and return an appointment of proxy but do not give any voting instructions, then your shares will be voted by the Proxies “FOR” the election of each of the 17 nominees for director named in Proposal 1 below and “FOR” Proposal 2. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by shareholders, the enclosed form of appointment of proxy will authorize the Proxies to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgement on matters incident to the conduct of the Annual Meeting, including adjournments.

Revocation of Appointment of Proxy

If you sign and return an appointment of proxy, you can revoke it at any time before the voting takes place at the Annual Meeting either by filing with our Secretary a written instrument revoking it or an executed appointment of proxy dated as of a later date, or by attending the Annual Meeting and announcing your intention to vote in person.

Expenses and Method of Solicitation

We will pay all costs of soliciting appointments of proxy for the Annual Meeting, including costs of preparing and mailing this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may solicit appointments of proxy, personally or by telephone, without additional compensation.

Record Date

The close of business on March 10, 2003, is the “Record Date” for determining which shareholders are entitled to receive notice of and to vote at the Annual Meeting. You must have been a record holder of our voting securities on that date in order to be eligible to vote at the Annual Meeting.

Voting Securities

On the Record Date, our outstanding voting securities consisted of 111,825 shares of $5.00 par value common stock (“Common Stock”), 359,351 shares of no par value Series B non-cumulative preferred stock (“Series B”), and 39,657 shares of no par value Series C non-cumulative preferred stock (“Series C”). At the Annual Meeting, you may cast one vote for each share of Common Stock, one vote for each 38 shares of Series B, and one vote for each 38 shares of Series C, that you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders.

Voting Procedures; Votes Required for Approval

In the election of directors, the 17 nominees receiving the highest numbers of votes will be elected. For Proposal 2 to be approved, a majority of the votes represented by shares present at the Annual Meeting, in person and by proxy, and entitled to be voted, must be cast in favor of approval. Abstentions and broker non-votes will have no effect in the voting for directors, but they will have the same effect as votes against Proposal 2. You may not vote cumulatively in the election of directors.

Beneficial Ownership of Voting Securities

Principal Shareholders. The following table describes the beneficial ownership of our voting securities on the Record Date by persons known by us to own, beneficially or of record, 5% or more of any class of our voting securities.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1)		Percentage of class (2)	Percentage of total votes (2)

Common Stock	Frank B. Holding Smithfield, NC	32,751	(3)	29.29%	26.77%

	Lewis R. Holding Lyford Cay, Bahamas	27,422		24.52%	22.42%

	Frank B. Holding, Jr. Raleigh, NC	7,410	(4)	6.63%	6.06%

	Hope Holding Connell Raleigh, NC	6,901	(4)	6.17%	5.64%

Series C	Rachel Ann Barnes Conway, NC	2,117		5.34%	0.05%

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1)	Percentage of class (2)	Percentage of total votes (2)

	James R. Hendrix
	Tyner, NC	6,120	15.43%	0.13%

	Elva W. Peele
	Lewiston-Woodville, NC	3,517	8.87%	0.08%

	Harry N. Willey
	Hobbsville, NC	2,200	5.55%	0.05%

______________

   (1)    Except as otherwise noted, and to the best of our knowledge, each individual named and included in the group exercises sole voting and investment power with respect to all shares. Individuals named and included in the group exercise shared voting and investment power with respect to certain of the listed shares as follows: Mr. F. Holding, Jr. - 220 shares of Common Stock; Ms. Connell - 220 shares of Common Stock; Mr. Willey - 1,700 shares of Series C. Individuals named and included in the group disclaim beneficial ownership of the following numbers of listed shares that are held by or for family members or other persons: Mr. F. Holding - 29,990 shares of Common Stock; Mr. L. Holding - 5,113 shares of Common Stock; Mr. F. Holding, Jr. - 996 shares of Common Stock; and Ms. Connell - 2,758 shares of Common Stock.

   (2)    “Percentage of class” reflects the listed shares as a percentage of the total number of outstanding shares of that class of voting securities. “Percentage of total votes” reflects the votes represented by the listed shares as a percentage of the aggregate votes represented by all outstanding shares of our voting securities.

   (3)    Of the listed shares, 7,410 shares also are shown as beneficially owned by Mr. F. Holding, Jr., and 6,901 shares also are shown as beneficially owned by Ms. Connell.

   (4)    All listed shares also are shown as beneficially owned by Mr. F. Holding.

Management. The following table describes the beneficial ownership of our voting securities on the Record Date by our current directors, nominees for election as directors, and certain named executive officers, and by all of our current directors and executive officers as a group.

Title of class	Name of beneficial owner	Amount and nature of beneficial ownership (1)		Percentage of class (2)	Percentage of total votes (2)

Common Stock	Paul A. Brewer, Jr.	24		.02%	.02%

	Bynum R. Brown	372		.33%	.30%

	William H. Bryan	108		.10%	.09%

	Robert J. Carroll	30		.03%	.02%

	Hope H. Connell	6,901	(3)	6.17%	5.64%

	J. Edwin Drew	3,714		3.32%	3.04%

	Moses B. Gillam, Jr.	125		.11%	.10%

	LeRoy C. Hand, Jr.	148		.13%	.12%

	Frank B. Holding	32,751	(4)	29.29%	26.77%

	M. J. McSorley	204		.18%	.17%

	W. Hunter Morgan	350		.31%	.29%

	John C. Pegram, Jr.	25		.02%	.02%

	Charles I. Pierce, Sr.	70		.06%	.06%

Title of class	Name of beneficial owner	Amount and nature of beneficial ownership (1)		Percentage of class (2)	Percentage of total votes (2)

	W. A. Potts	550		.49%	.45%

	Richard D. Ray	1		*	*

	Charles L. Revelle, Jr.	1,020		.91%	.83%

	Charles O. Sykes	100		.09%	.08%

	John N. Walker	190		.17%	.16%

	R. S. Williams	225		.20%	.18%

	All directors and executive officers as a group (21 persons)	40,087	(5)	35.85%	32.77%

Series B	Bynum R. Brown	2,358		.66%	.05%

	Robert J. Carroll	2,687		.75%	.06%

	Hope H. Connell	2,000	(3)	.56%	.04%

	LeRoy C. Hand, Jr.	17,522		4.88%	.38%

	Frank B. Holding	4,966	(4)	1.38%	.11%

	M. J. McSorley	6,565		1.83%	.14%

	W. Hunter Morgan	7,368		2.05%	.16%

	Charles I. Pierce, Sr.	336		.09%	.01%

	R. S. Williams	7,109		1.98%	.15%

	All directors and executive officers as a group (21 persons)	48,954	(5)	13.62%	1.05%

Series C	M. J. McSorley	25		.06%	*

	Charles I. Pierce, Sr.	139		.35%	*

	All directors and executive officers as a group (21 persons)	164		.41%	*

______________

   (1)    Except as otherwise noted, and to the best of our knowledge, each individual named and included in the group exercises sole voting and investment power with respect to all listed shares. Individuals named and included in the group exercise shared voting and investment power with respect to certain of the listed shares as follows: Mr. Brown - 350 shares of Common Stock; Ms. Connell - 220 shares of Common Stock; Mr. Morgan - 3,442 shares of Series B; Mr. Pierce - 71 shares of Series B and 29 shares of Series C; all individuals included in the group - 650 shares of Common Stock, 3,556 shares of Series B, and 29 shares of Series C. Individuals named and included in the group disclaim beneficial ownership of the following numbers of listed shares that are held by or for family members or other persons: Mr. Brewer - 10 shares of Common Stock; Mr. Carroll - 693 shares of Series B; Ms. Connell - 2,758 shares of Common Stock and 2,000 shares of Series B; Dr. Hand - 48 shares of Common Stock and 6,289 shares of Series B; Mr. Holding - 29,990 shares of Common Stock and 4,020 shares of Series B; Mr. McSorley - 60 shares of Common Stock, 6,015 shares of Series B and 25 shares of Series C; Mr. Morgan - 125 shares of Common Stock and 2,131 shares of Series B; Dr. Potts - 200 shares of Common Stock; Mr. Williams - 50 shares of Common Stock and 324 shares of Series B; all individuals included in the group – 33,241 shares of Common Stock, 21,472 shares of Series B, and 25 shares of Series C.

   (2)    “Percentage of class” reflects the listed shares as a percentage of the total number of outstanding shares of that class of voting securities. “Percentage of total votes” reflects the votes represented by the listed shares as a percentage of the aggregate votes represented by all shares of our voting securities. An asterisk indicates less than .01%.

   (3)    All listed shares also are shown as beneficially owned by Mr. F. Holding.

   (4)    Of the listed shares, 6,901 shares of Common Stock and 2,000 shares of Series B also are shown as beneficially owned by Ms. Connell.

   (5)    Shares listed as beneficially owned by both Ms. Connell and Mr. F. Holding are included only once in the beneficial ownership of the group.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required by federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of our voting securities. Based on our review of copies of those reports, our Proxy Statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during previous years. We currently are not aware of any reports that were not filed, or that were filed late, during 2002.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors will consist of not less than five nor more than 30 members and authorize our Board of Directors to set and change the actual number of our directors from time to time within those limits. Our directors are elected each year at the Annual Meeting for terms of one year or until their respective successors have been duly elected and qualified.

The number of directors currently is set at 17 and our current directors named below have been nominated by our Board of Directors for reelection at the Annual Meeting.

Name and age	Positions with BancShares and the Bank	First elected (1)	Principal occupation and business experience

Bynum R. Brown 77	Director	1986

President and owner, Bynum R. Brown Agency, Inc. (real estate); Secretary/Treasurer, Roanoke Valley Nursing Home, Inc.; President and owner, Brown Manor, Inc. (family care home); Owner, Brown Farms; Manager and Member, Bynum Brown Properties, LLC

William H. Bryan 45	Director	1992	President, Treasurer and Director, Mount Olive Pickle Company, Inc. (manufacturer of pickle and pepper products)

Robert J. Carroll 78	Director	1986	Retired; formerly President and owner, Carroll’s Garage, Inc. (truck and farm equipment sales and service)

Hope H. Connell(2)(3) 40	Director	1992	Executive Vice President, First-Citizens Bank & Trust Company

J. Edwin Drew 72	Director	1973	Retired physician; formerly President, J. Edwin Drew, M.D., P.A.

Moses B. Gillam, Jr. 86	Director	1982	Attorney; senior partner, Gillam and Gillam (law firm)

Name and age	Positions with BancShares and the Bank	First elected (1)	Principal occupation and business experience

LeRoy C. Hand, Jr. 82	Director	1986	Retired physician; formerly President, Albemarle Emergency Associates, P.A..

Frank B. Holding(2)(3) 74	Director and Executive Committee Chairman	1962	Executive Vice Chairman, First Citizens BancShares, Inc. and First-Citizens Bank & Trust Company

M. J. McSorley 69	Director	1990	Vice Chairman (since 1998) and retired President and Chief Executive Officer of the Bank

W. Hunter Morgan, Sr. 72	Director	1986	President, Kellogg-Morgan Agency, Inc. (general insurance agency)

John C. Pegram, Jr. 58	Director, President and Chief Executive Officer	1998	The Bank’s and our executive officer

Charles I. Pierce, Sr. 85	Director	1986	Vice President, Pierce Printing Co., Inc. (commercial printers)

W. A. Potts 75	Vice Chairman	1968	Retired veterinarian; formerly President, W. A. Potts, DVM, P.A.; former Chairman of the Board, Mount Olive Pickle Company, Inc.

Charles L. Revelle, Jr. 76	Director	1986	Retired Chairman of the Board, Revelle Agri-Products, Inc.; Vice President, Revelle Builders of NC, Inc.; President, Revelle Equipment Co., Inc. (agribusiness)

Charles O. Sykes 73	Director	1984	President, Mount Olive Livestock Market, Inc. (livestock auction market and dealer)

John N. Walker 77	Director	1971	President Emeritus (former President, Chief Executive Officer and Director), Mount Olive Pickle Company, Inc. (manufacturer of pickle and pepper products)

R. S. Williams 74	Chairman	1971	Retired; the Bank’s and our former President

______________

   (1)    The term “First elected” refers to the year in which each individual became our director or, if prior to December 31, 1982, a director of the Bank.

   (2)    Ms. Connell is Mr. Holding’s daughter.

   (3)    Certain of our directors also serve as directors of other publicly held companies. Ms. Connell serves as a director of Yadkin Valley Company, and Mr. Holding serves as a director of First Citizens BancShares, Inc. and First Citizens Bancorporation of South Carolina, Inc.

Our Board of Directors recommends that you vote “FOR” each of the 17 nominees named above. The 17 nominees receiving the highest numbers of votes will be elected.

Director Compensation

Our directors also serve as directors of the Bank. Except as described below, they currently receive a quarterly retainer of $400, plus fees of $200 for attendance at each meeting of either the Bank’s or our Board, $100 for attendance at each meeting of a Board committee, and $40 for attendance at each monthly local advisory board meeting.

Since his retirement from active employment with the Bank, M. J. McSorley has received monthly payments of $1,423 from the Bank pursuant to a consulting and noncompetition agreement. He receives no separate compensation for his services as a director. Frank B. Holding and John C. Pegram, Jr. also receive no compensation for their services as directors.

Meetings and Committees of the Boards of Directors

The Bank’s and our Boards of Directors held four joint meetings during 2002. All directors attended at least 75% of the aggregate number of our Board’s meetings and any committees on which they served, with the exception of Leroy C. Hand whose absences were due to illness.

The Boards of Directors have several standing committees, including an Audit Committee that is further discussed below. Our Board does not have standing compensation or nominating committees or any other committees performing equivalent functions. However, as described below, the Bank’s Board of Directors has a Compensation Committee.

Audit Committee

Function. The Audit Committee is a joint committee of the Bank’s and our Boards of Directors that acts under a written charter approved by our Board. The Committee generally oversees the Bank’s internal audit program and, subject to the approval of our Board of Directors, engages independent accountants each year to audit our consolidated financial statements. It also reviews and approves our annual audited financial statements and receives reports from and reviews non-audit services proposed by management to be provided by our independent accountants. During 2002, the Audit Committee met four times.

Members. The current members of the Audit Committee are John N. Walker — Chairman, William H. Bryan, W. A. Potts, and Charles O. Sykes. Each member is “independent” as that term is defined by the listing standards of The Nasdaq Stock Market.

Audit Committee Report. The Audit Committee has (i) reviewed our December 31, 2002, audited consolidated financial statements and discussed them with management, (ii) discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (iii) received written disclosures and a letter from our independent accountants required by Independence Standards Board Standard No. 1, and (iv) discussed the independence of our accountants with the accountants. Based on the above reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our 2002 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

Our management is responsible for our financial reporting process, including our systems of internal controls and disclosure controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent accountants are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the opinion of our independent accountants included in their report on our financial statements. The Committee’s oversight does not provide it with an independent basis to guarantee that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the

Committee’s considerations and discussions with management and the independent accountants do not guarantee that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, or that our independent accountants are in fact “independent.”

The Audit Committee:

John N. Walker	William H. Bryan	W. A. Potts	Charles O. Sykes

Compensation Committee

Function. Our executive officers are compensated by the Bank for their services as officers of the Bank, and they receive no separate compensation from us. Therefore, our Board of Directors does not have a compensation committee. However, the Bank’s Board of Directors has a separate Compensation Committee that reviews the Bank’s compensation program, including salary, pension, and incentive compensation plans, and other employee benefit matters as it deems appropriate. In conjunction with management, the Committee approves salaries and other forms of compensation. The Compensation Committee held one meeting during 2002.

Members. The Bank’s Compensation Committee currently consists of: Frank B. Holding — Chairman, William H. Bryan, W. A. Potts, Charles O. Sykes, John N. Walker, and R. S. Williams.

Compensation Committee Interlocks and Insider Participation. R.S. Williams is a former executive officer of the Bank. He served as President of the Bank until 1989 when he retired from active employment. He served as our President until 1997, and he continues to serve as the Bank’s and our Chairman.

Frank B. Holding also serves as Executive Vice Chairman of First Citizens BancShares, Inc., Raleigh, North Carolina (“FCBancShares”), and its bank subsidiary, First-Citizens Bank & Trust Company (“FCB”). Under an agreement between the Bank and FCB, FCB provides various services to the Bank, including data and item processing services, securities portfolio management, management consulting services (including Mr. Holding’s services as the Bank’s and our director), and services as trustee for the Bank’s pension plan and Section 401(k) plan. During 2002, the Bank paid FCB an aggregate of approximately $3,499,000 for those services. Additional information regarding the services provided by FCB is contained below under the caption “Transactions with Related Parties.”

Committee Report on Executive Compensation. The Bank attempts to provide compensation at levels that will enable it to attract and retain qualified and motivated individuals as officers and employees. Currently the Bank’s executive compensation program includes only base salary, discretionary cash bonuses, and contributions to the individual accounts of all participating employees (including executive officers) under the Bank’s Section 401(k) salary deferral plan. However, the Bank also provides other employee benefit and welfare plans customary for companies of its size, including a defined benefit pension plan. The Compensation Committee administers the Bank’s compensation program and has the responsibility for matters involving the compensation of executive officers.

For 2002, the Compensation Committee established the salary and approved the award of a cash bonus for each executive officer, including the Bank’s Chief Executive Officer, based on an evaluation of that officer’s individual level of responsibility and performance. The performance of individual executive officers and the Bank’s financial performance in general were considered by the Committee in connection with the setting of salaries and bonus amounts for 2002. However, that process is largely subjective, and there are no specific formulae, objective criteria, or other such mechanisms by which adjustments to each executive officer’s salary or bonus are tied empirically to his individual performance or to the Bank’s financial performance.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation in excess of $1,000,000 paid to certain executive officers of public corporations. As none of the Bank’s or our executive officers receive annual compensation approaching that amount, the Board of Directors has not adopted a policy with respect to Section 162(m).

The Compensation Committee:

Frank B. Holding	W. A. Potts	John N. Walker
William H. Bryan	Charles O. Sykes	R. S. Williams

Executive Officers

The Bank’s and our current executive officers are listed below.

John C. Pegram, Jr., age 58, serves as the Bank’s and our President and Chief Executive Officer. He previously served as our Vice President until 1998 and as Executive Vice President of the Bank until 1997. He has been employed by the Bank for 28 years.

Paul A. Brewer, age 60, serves as Executive Vice President of the Bank. Previously, he served as Senior Vice President of the Bank until 1998 and as Regional Vice President of the Bank until 1993. He has been employed by the Bank for 31 years.

Richard D. Ray, age 56, serves as Executive Vice President of the Bank. He previously served as Senior Vice President of the Bank until 1998 and as Regional Vice President until 1993. He has been employed by the Bank for 31 years.

David A. Bean, age 54, serves as our Secretary and Treasurer. He also serves as Senior Vice President and Chief Financial Officer of the Bank. He has been employed by the Bank for 24 years.

Drew M. Covert, age 35, serves as the Bank’s Senior Vice President of Corporate Administration. Previously, he served as Vice President of the Bank from 1998 until 2000 and as a Bank Examiner for the Federal Deposit Insurance Corporation from 1991 until 1998.

Executive Compensation

The following table shows the cash and other compensation paid to or deferred by certain of our executive officers for the years indicated. Our executive officers are compensated by the Bank for their services as officers of the Bank and they receive no separate salaries or other cash compensation from us.

SUMMARY COMPENSATION TABLE

		Annual compensation

Name and principal position	Year	Salary (1)	Bonus	Other annual compensation	All other compensation (3)

John C. Pegram, Jr.	2002	$149,492	$15,000	(2)	$8,566
President and	2001	135,432	- 0-	(2)	6,319
Chief Executive Officer	2000	123,432	- 0-	(2)	5,757

Paul A. Brewer	2002	$128,287	$10,000	(2)	$7,568
Executive Vice President	2001	119,700	- 0-	(2)	5,440
	2000	112,500	- 0-	(2)	5,115

Richard D. Ray	2002	$126,562	$10,000	(2)	$7,457
Executive Vice President	2001	117,480	- 0-	(2)	5,381
	2000	110,280	- 0-	(2)	5,051

______________

   (1)    Includes amounts of salary deferred at the election of each named officer under the Bank’s Section 401(k) plan.

   (2)    In addition to compensation paid in cash, the Bank’s and our executive officers receive certain personal benefits. The value of non-cash benefits received each year by each named officer did not exceed 10% of his cash compensation.

   (3)    For each year, consists entirely of the Bank’s contributions on behalf of each officer under the Section 401(k) plan.

Pension Plan

The following table shows, for various numbers of years of service and levels of compensation, the estimated benefits currently payable to a participant at normal retirement age under our qualified defined benefit pension plan (the “Pension Plan”) based on federal tax laws in effect on January 1, 2003.

	Years of service

Final average compensation	10	15	20	25	30	40	50

$ 50,000	$6,686	$10,029	$13,372	$16,715	$20,058	$23,401	$26,401
75,000	11,311	16,967	22,622	28,278	33,933	39,589	44,089
100,000	15,936	23,904	31,872	39,840	47,808	55,776	61,776
125,000	20,561	30,842	41,122	51,403	61,683	71,964	79,464
150,000	25,186	37,779	50,372	62,965	75,558	88,151	97,151
175,000	29,256	43,884	58,512	73,140	87,768	102,396	112,716
200,000	29,256	43,884	58,512	73,140	87,768	102,396	112,716
225,000	29,256	43,884	58,512	73,140	87,768	102,396	112,716
250,000	29,256	43,884	58,512	73,140	87,768	102,396	112,716
300,000	29,256	43,884	58,512	73,140	87,768	102,396	112,716

Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. Those benefits will be actuarially increased or decreased if benefit payments begin after or before age 65. A participant’s annual compensation covered by the Pension Plan includes earnings as reported on the participant’s W-2 statement and earnings deferred by the participant’s own contributions to our Section 401(k) plan. A participant’s benefits are based on his or her years of service and “final average compensation,” which is the participant’s highest average covered compensation for any five consecutive years during his or her last ten complete calendar years as a Pension Plan participant. However, under current tax laws, $200,000 is the maximum amount of annual compensation for 2003 that can be included for purposes of calculating a participant’s final average compensation, and the maximum annual benefit that may be paid to a retiring participant is $160,000. In the case of participants who begin receiving benefits before or after age 65, the maximum permitted benefit amount is actuarially adjusted. The maximum years of credited service that may be counted in calculating benefits under the Pension Plan is 40 years.

The credited years of service and final average compensation, respectively, as of January 1, 2003, for each of the executive officers named in the Summary Compensation Table above are as follows: John C. Pegram, Jr. — 28 years and $127,568; Paul A. Brewer — 38 years and $114,106; and Richard D. Ray — 32 years and $112,535.

Performance Graph

The following line graphs compare the cumulative total shareholder return (the “CTSR”) on our Common Stock during the previous five years with the CTSR over the same measurement period of the NASDAQ-U.S. index and the NASDAQ Banks index. Each line graph assumes that $100 was invested on December 31, 1997, and that dividends were reinvested in additional shares.

	GRAPH POINTS

	12-31-97	12-31-98	12-31-99	12-31-00	12-31-01	12-31-02

CTSR on our Common Stock	100	101	107	114	115	116
Nasdaq Banks Index	100	99	95	109	118	121
Nasdaq-US Index	98	141	262	158	125	86

Transactions with Related Parties

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of our current directors, nominees for director, executive officers, principal shareholders, and their associates. All loans included in those transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features.

The Bank is party to a contract with First-Citizens Bank & Trust Company, Raleigh, North Carolina (“FCB”), under which FCB provides it with various data and item processing services, securities portfolio management services, management consulting services (including the services of Frank B. Holding as the Bank’s and our director), and services as trustee for the Bank’s pension plan and Section 401(k) plan. During 2002, the Bank paid FCB an aggregate of approximately $3,499,000 for those services, including amounts paid to reimburse FCB for Mr. Holding’s services. Mr. Holding receives no salary, directors’ fees, or other compensation directly from the Bank or us for his services. FCB is the wholly-owned bank subsidiary of First Citizens BancShares, Inc. (“FCBancShares”). Mr. Holding (one of our directors and principal shareholders and a director of the Bank) and Lewis R. Holding (also one of our principal shareholders) are directors and executive officers of FCBancShares and FCB and are principal shareholders of FCBancShares. Also, Hope H. Connell, one of our directors and principal shareholders and a director of the Bank, is a principal shareholder of FCBancShares and an executive officer of FCB. The Bank’s contract with FCB was negotiated at arms-length and was approved by our Board of Directors, with Mr. Holding and Ms. Connell abstaining from the voting. Based on comparisons of the terms of the contract in previous years with terms available to the Bank from other providers of the services we obtain from FCB, our management believes the terms of the contract with FCB, including prices, are no less favorable to the Bank than it could obtain from an unrelated provider.

Triangle Life Insurance Company (“Triangle Life”), a subsidiary of FCB, is the issuer of credit life insurance policies sold to the Bank’s loan customers through its subsidiary, Goshen, Inc. (“Goshen”). Pursuant to an arrangement between Triangle Life and Yadkin Valley Life Insurance Company (“Yadkin Valley Life”), certain policies issued by Triangle Life, including certain policies sold through Goshen, are reinsured by Yadkin Valley Life. Hope H. Connell, one of the Bank’s directors and one of our principal shareholders, is a principal shareholder and director of Yadkin Valley Life’s parent company, Yadkin Valley Company, and Lewis R. Holding, one of our principal shareholders, also is a principal shareholder of Yadkin Valley Company. The Bank received commissions of $31,303 from Yadkin Valley Company and its subsidiary in connection with premiums paid to Yadkin Valley Life on credit life insurance policies sold to the Bank’s loan customers.

During 2002, the Bank paid $274,270 in premiums for general liability, property, workers’ compensation, and umbrella insurance policies, all of which were purchased through Kellogg-Morgan Agency, Inc. W. Hunter Morgan, Sr., who is one of our directors, is President and owner of that insurance agency. We expect to continue purchasing insurance coverage through Mr. Morgan’s agency in the future.

Moses B. Gillam, Jr., who is one of our directors, is senior partner in the law firm of Gillam and Gillam which performed legal services for the Bank during 2002 and is expected to continue to do so during 2003.

PROPOSAL 2: RATIFICATION OF INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

Our current independent accounting firm, KPMG LLP, has been reappointed by our Board of Directors to serve as our independent accountants for 2003, and a proposal to ratify that appointment will be submitted for voting by shareholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so.

Our Board of Directors recommends that you vote “FOR” Proposal 2. To be approved, a majority of the votes represented by shares present at the Annual Meeting, in person or by proxy, and entitled to be voted, must be cast in favor of Proposal 2.

Services and Fees During 2002

As our independent accountants for 2002, KPMG LLP provided various audit and non-audit services for which we were billed for fees as further described below. Our Audit Committee has considered whether KPMG LLP’s provision of non-audit services is compatible with maintaining its independence. The Committee believes that those services do not affect KPMG LLP’s independence.

Audit Fees. During 2002, KPMG LLP audited our annual consolidated financial statements which are included in our 2002 Annual Report on Form 10-K, and it reviewed the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q. The aggregate amount of fees for those services was $63,750.

Financial Information Systems Design and Implementation Fees. During 2002, KPMG LLP did not provide any services related to financial information systems design and implementation.

All Other Fees. In addition to the services listed above, during 2002 KPMG LLP provided certain other services, including audits of employee benefit plans, compliance examinations, issuance of internal control reports, and tax services. The aggregate amount of fees billed to us for those other services was $40,550.

PROPOSALS FOR 2004 ANNUAL MEETING

Any proposal of a shareholder which is intended to be presented at our 2004 Annual Meeting must be received by us in writing at our main office in Mount Olive, North Carolina, no later than November 24, 2003, to be considered timely received for inclusion in the Proxy Statement and form of appointment of proxy that we will distribute in connection with that meeting. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of our stock entitled to be voted on that proposal at the meeting, and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a shareholder proposal intended to be presented at our 2004 Annual Meeting, but which is not intended to be included in our Proxy Statement and form of appointment of proxy, must be received by us at our main office in Mount Olive, North Carolina, no later than February 5, 2004, in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at that meeting.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and we file reports and other information, including proxy statements, annual reports and quarterly reports, with the Securities and Exchange Commission.

A copy of our 2002 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is enclosed with this Proxy Statement.

SOUTHERN BANCSHARES

116 East Main Street

Mount Olive, North Carolina 28365

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints R. S. Williams, W. A. Potts and John N. Walker (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the voting securities of Southern BancShares (N.C.), Inc. (“BancShares”) held of record by the undersigned on March 10, 2003, at BancShares’ Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Goldsboro Country Club, 1500 South Slocumb Street, Goldsboro, North Carolina, at 3:00 p.m. on April 16, 2003, and any adjournments of the meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1. Election of Directors:	☐ FOR all nominees listed below (except as indicated otherwise on the line below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:	Bynum R. Brown; William H. Bryan; Robert J. Carroll; Hope H. Connell; J. Edwin Drew; Moses B. Gillam, Jr.; LeRoy C. Hand, Jr.; Frank B. Holding; M. J. McSorley; W. Hunter Morgan, Sr.; John C. Pegram, Jr.; Charles I. Pierce, Sr.; W. A. Potts; Charles L. Revelle, Jr.; Charles O. Sykes; John N. Walker; and R. S. Williams.

Instruction: To withhold authority to vote for any nominee, write that nominee’s name on the line below.

2.	Ratification of Appointment of Independent Accountants: Proposal to ratify the appointment of KPMG LLP as BancShares’ independent accountants for 2003.
☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Other Business: On any other matter properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including adjournments, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

Please date and sign this appointment of proxy on the reverse side and return it to BancShares in the enclosed envelope.

I (We) direct that the shares represented by this appointment of proxy be voted as instructed above. In the absence of any instruction, those shares may be voted by the Proxies “FOR” the election of each nominee named in Proposal 1 and “FOR” Proposal 2. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with BancShares’ Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Dated                                                                 , 2003

(Signature)

Joint Signature (if shares are held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: To ensure that your shares are represented and that a quorum is present at the Annual Meeting, please send in your appointment of proxy whether or not you plan to attend.